Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Sr. Director, Investor Relations & Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Third Quarter 2021 Financial Results

San Clemente, CA – November 4, 2021 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the third quarter ended September 30, 2021. Key highlights include:

●	Net sales growth of 15% to $74.7 million in Q3 2021, compared to $64.8 million in Q3 2020.
●	Glaucoma net sales of $58.5 million and Corneal Health net sales of $16.2 million in Q3 2021.
●	Gross margin of approximately 79% and non-GAAP gross margin of approximately 87% in Q3 2021.
●	Operating expenses of $48.3 million and non-GAAP operating expenses of $69.9 million in Q3 2021.

“We are pleased with our strong third quarter performance driven by our teams’ unwavering commitment to advance our key strategic priorities and execute our plans despite unique challenges we faced during the quarter,” said Thomas Burns, Glaukos president and chief executive officer. “We continue to successfully invest in and advance our robust pipeline of novel, promising platform technologies designed to drive long-term sustainable growth and transform the treatment of chronic eye diseases for the benefit of patients worldwide.”

Third Quarter 2021 Financial Results

Net sales increased 15% in the third quarter of 2021 to $74.7 million, compared to $64.8 million in the same period in 2020.

Gross margin for the third quarter of 2021 was approximately 79%, compared to approximately 72% in the same period in 2020. Non-GAAP gross margin for the third quarter of 2021 was approximately 87%, compared to approximately 85% in the same period in 2020.

Selling, general and administrative (SG&A) expenses for the third quarter of 2021 increased 14% to $44.5 million, compared to $38.9 million in the same period in 2020. Non-GAAP SG&A expenses for the third quarter of 2021 increased 10% to $41.2 million, compared to $37.4 million in the same period in 2020.

Research and development (R&D) expenses for the third quarter of 2021 increased 42% to $28.8 million, compared to $20.3 million in the same period in 2020. Non-GAAP R&D expenses for the third quarter of 2021 increased 43% to $28.7 million, compared to $20.1 million in the same period in 2020. In addition, during the third quarter of 2021, the company also incurred a $5.0 million in-process R&D charge associated with an upfront payment related to the execution of a licensing arrangement with Attillaps Holdings.

During the third quarter of 2021, the company received a $30 million payment related to the company’s settlement of patent litigation with Ivantis, Inc. This receipt was recorded as an offset to GAAP operating expenses in the quarter.

Income from operations in the third quarter of 2021 was $11.0 million, compared to operating loss of $12.4 million in the third quarter of 2020. Non-GAAP loss from operations in the third quarter of 2021 was $4.9 million, compared to non-GAAP operating loss of $2.4 million in the third quarter of 2020.

Net income in the third quarter of 2021 was $6.2 million, or $0.13 per diluted share, compared to a net loss of $15.7 million, or ($0.35) per diluted share, in the third quarter of 2020. Non-GAAP net loss in the third quarter of 2021 was $9.7 million, or ($0.21) per diluted share, compared to non-GAAP net loss of $4.1 million, or ($0.09) per diluted share, in the third quarter of 2020.

The company ended the third quarter of 2021 with approximately $438 million in cash and cash equivalents, short-term investments and restricted cash.

2021 Revenue Guidance

The company expects 2021 net sales to be in the range of $285 million to $290 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in 2012, its next-generation iStent inject® device in the United States in 2018 and most recently, its iStent inject W device in the United States in 2020. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future competitors (including MIGS competitors); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 5, 2021, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which we expect to file on or before November 9, 2021. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; significant extraordinary one-time partnering receipts or payments immediately recognized as income or expense and that are not recurring; amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$74,710	$64,831	$220,771	$151,725
Cost of sales	15,370	17,932	49,762	72,129
Gross profit	59,340	46,899	171,009	79,596
Operating expenses:
Selling, general and administrative	44,470	38,947	131,691	127,609
Research and development	28,846	20,304	74,321	64,148
In-process research and development	5,000	—	10,000	—
Litigation-related settlement	(30,000)	—	(30,000)	—
Total operating expenses	48,316	59,251	186,012	191,757
Income (loss) from operations	11,024	(12,352)	(15,003)	(112,161)
Non-operating expense:
Interest income	291	595	1,016	1,881
Interest expense	(3,413)	(5,732)	(9,948)	(8,485)
Other (expense) income, net	(1,470)	852	(3,097)	342
Total non-operating expense	(4,592)	(4,285)	(12,029)	(6,262)
Income (loss) before taxes	6,432	(16,637)	(27,032)	(118,423)
Income tax provision (benefit)	202	(889)	689	(8,723)
Net income (loss)	$6,230	$(15,748)	$(27,721)	$(109,700)
Basic net income (loss) per share	$0.13	$(0.35)	$(0.60)	$(2.48)
Diluted net income (loss) per share	$0.13	$(0.35)	$(0.60)	$(2.48)
Weighted average shares used to compute basic net income (loss) per share	46,737	44,706	46,255	44,302
Weighted average shares used to compute diluted net income (loss) per share	49,320	44,706	46,255	44,302

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCESHEETS

(in thousands, except par values)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$113,131	$96,596
Short-term investments	315,834	307,772
Accounts receivable, net	35,236	36,059
Inventory, net	19,720	15,809
Prepaid expenses and other current assets	17,887	13,206
Total current assets	501,808	469,442
Restricted cash	9,416	9,566
Property and equipment, net	60,800	24,008
Operating lease right-of-use asset	28,734	20,009
Finance lease right-of-use asset	49,627	51,443
Intangible assets, net	339,009	357,693
Goodwill	66,134	66,134
Deposits and other assets	8,601	7,207
Total assets	$1,064,129	$1,005,502

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,459	$4,371
Accrued liabilities	54,991	45,331
Total current liabilities	63,450	49,702
Convertible senior notes	279,683	189,416
Operating lease liability	29,889	20,704
Finance lease liability	72,803	60,690
Deferred tax liability, net	8,274	10,512
Other liabilities	8,981	7,029
Total liabilities	463,080	338,053

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 46,892 and 45,275 shares issued and 46,864 and 45,247 shares outstanding at September 30, 2021 and December 31, 2020, respectively	47	45
Additional paid-in capital	943,486	976,590
Accumulated other comprehensive income	987	1,004
Accumulated deficit	(343,339)	(310,058)
Less treasury stock (28 shares as of September 30, 2021 and December 31, 2020)	(132)	(132)
Total stockholders' equity	601,049	667,449
Total liabilities and stockholders' equity	$1,064,129	$1,005,502

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data) (unaudited)

	Q 3 2021				Q 3 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$15,370	$(5,703)	(a)	$9,667	$17,932	$(8,143)	(a)(g)(h)	$9,789
Gross Margin	79.4%	7.7%		87.1%	72.3%	12.6%		84.9%
Operating expenses:
Selling, general and administrative	$44,470	$(3,278)	(b)(c)	$41,192	$38,947	$(1,564)	(b)(c)(i)	$37,383
Research and development	$28,846	$(136)	(d)	$28,710	$20,304	$(215)	(d)	$20,089
In-process research and development	$5,000	$(5,000)	(e)	$—	$—	$—		$—
Litigation-related settlement	$(30,000)	$30,000	(f)	$—	$—	$—		$—
Income (loss) from operations	$11,024	$(15,883)		$(4,859)	$(12,352)	$9,922		$(2,430)
Interest expense	$(3,413)	$—		$(3,413)	$(5,732)	$2,677	(j)	$(3,055)
Income tax provision (benefit)	$202	$—		$202	$(889)	$964	(k)	$75
Net income (loss)	$6,230	$(15,883)	(l)	$(9,653)	$(15,748)	$11,635	(l)	$(4,113)
Basic net income (loss) per share	$0.13	$(0.34)		$(0.21)	$(0.35)	$0.26		$(0.09)
Diluted net income (loss) per share	$0.13	$(0.34)		$(0.21)	$(0.35)	$0.26		$(0.09)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets, stock-based compensation expense related to replacement awards, and reversal of restructuring expenses, totaling $5.7 million in Q3 2021 and $5.8 million in Q3 2020.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $1.2 million in Q3 2021 and $1.1 million in Q3 2020.
(c)	Expenses related to the Company's patent infringement litigation and related matters of $2.1 million in Q3 2021 and $0.1 million in Q3 2020.
(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in Q3 2021 and $0.2 million in Q3 2020.
(e)	Upfront payment associated with the execution of the licensing arrangement with Attillaps Holdings Inc.
(f)	Settlement proceeds received related to the Company's patent infringement litigation.
(g)	COVID-19 related excess and obsolete reserves associated with the fair-value step up of acquired Avedro inventory, totaling ($3.0) million.
(h)	$5.3 million of inventory fair value step-up costs associated with the acquisition of Avedro.
(i)	$0.4 million of expenses related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with the acquisition of Avedro, and integration expenses from the acquisition of Avedro.
(j)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(k)	T ax benefit related to the Company's issuance of the convertible senior notes.
(l)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data) (unaudited)

	Year-to-Date Q 3 2021				Year-to-Date Q 3 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$49,762	$(16,893)	(a)	$32,869	$72,129	$(46,367)	(a)(g)(h)	$25,762
Gross Margin	77.5%	7.6%		85.1%	52.5%	30.5%		83.0
Operating expenses:
Selling, general and administrative	$131,691	$(6,163)	(b)(c)	$125,528	$127,609	$(15,484)	(b)(c)(i)	$112,125
Research and development	$74,321	$(426)	(d)	$73,895	$64,148	$(2,522)	(d)(j)	$61,626
In-process research and development	$10,000	$(10,000)	(e)	$—	$—	$—		$—
Litigation-related settlement	$(30,000)	$30,000	(f)	$—	$—	$—		$—
Income (loss) from operations	$(15,003)	$3,482		$(11,521)	$(112,161)	$64,373		$(47,788)
Interest expense	$(9,948)	$—		$(9,948)	$(8,485)	$3,234	(k)	$(5,251)
Income tax provision (benefit)	$689	$—		$689	$(8,723)	$8,220	(l)	$(503)
Net income (loss)	$(27,721)	$3,482	(m)	$(24,239)	$(109,700)	$59,387	(m)	$(50,313)
Basic net loss per share	$(0.60)	$0.08		$(0.52)	$(2.48)	$1.34		$(1.14)
Diluted net loss per share	$(0.60)	$0.08		$(0.52)	$(2.48)	$1.34		$(1.14)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets, stock- based compensation expense related to replacement awards, and reversal of restructuring expenses, totaling $16.9 million year-to-date Q3 2021 and $17.3 million year-to-date Q3 2020.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $3.2 million year-to-date Q3 2021 and $8.6 million year-to-date Q3 2020.
(c)	Expenses related to the Company's patent infringement litigation and related matters of $3.0 million year-to-date Q3 2021 and $4.4 million year-to-date Q3 2020.
(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.4 million year-to-date Q3 2021 and $2.3 million year-to-date Q3 2020.
(e)	Upfront payments associated with the execution of the amended licensing arrangement with Intratus, Inc. and the licensing arrangement with Attillaps Holdings Inc.
(f)	Settlement proceeds received related to the Company's patent infringement litigation.
(g)	$4.4 million of inventory write-off charges and COVID-19 related excess and obsolete reserves, a portion of which includes the associated fair-value step up of acquired Avedro inventory.
(h)	$24.7 million of inventory fair value step-up costs associated with the acquisition of Avedro.
(i)	$2.5 million of expenses related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with COVID-19 and the acquisition of Avedro, and integration expenses from the acquisition of Avedro.
(j)	Restructuring expenses associated with COVID-19 and the acquisition of Avedro, totaling $0.2 million.
(k)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(l)	T ax benefit related to the Company's issuance of the convertible senior notes.
(m)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.